Exhibit 99.1

Capricor Therapeutics Announces Uplisting to NASDAQ Capital Market

NASDAQ trading of “CAPR” to commence on March 9, 2015

LOS ANGELES, March 5, 2015 – Capricor Therapeutics, Inc. (OTCQB: CAPR), a biotechnology company focused on developing novel therapeutics for the treatment of cardiovascular diseases, today announced that it has been approved to begin trading its common stock on the NASDAQ Capital Market. Capricor’s common stock will begin trading under the same symbol, CAPR, at the opening of market hours on Monday, March 9, 2015.

“Capricor has made significant progress on its clinical programs and being a NASDAQ-listed company should generate broader awareness of our business while we build shareholder value,” said Linda Marbán, Ph.D., Chief Executive Officer of Capricor. “Capricor has pursued the uplisting in order to improve visibility of our shares to investors, enhance trading liquidity of our common stock and broaden our potential institutional shareholder base. We are now better positioned to move forward with the development of our therapies aimed at treating cardiovascular disease.”

About Capricor Therapeutics

Capricor Therapeutics, Inc. (CAPR), a publicly traded biotechnology company, is focused on the development of novel therapeutics to prevent and treat heart disease. The Company has two leading product candidates: CAP-1002 and Cenderitide. The Company was formed through the November 2013 merger between Capricor, Inc., a privately held company with a mission to improve the treatment of heart disease by commercializing cardiac stem cell therapies for patients, and Nile Therapeutics, Inc., a clinical-stage biopharmaceutical company developing innovative products for the treatment of cardiovascular diseases. For additional information visit www.capricor.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor’s product candidates; the conduct, size, timing and results of discovery efforts and clinical trials; plans regarding regulatory filings, future research and clinical trials; plans regarding current and future collaborative activities and the ownership of commercial rights; future royalty streams, and any other statements about Capricor’s management team’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact our business are set forth in our Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 31, 2014, in our Amendment No. 1 to Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on May 23, 2014, and in our Form 10-Q for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission on November 14, 2014. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

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For more information, please contact:

Corporate Contact:

Capricor Therapeutics, Inc.
AJ Bergmann, Vice President of Finance

+1-310-358-3200
abergmann@capricor.com

Media Relations:

Russo Partners

Christopher Hippolyte

+1-646-942-5634

chris.hippolyte@russopartnersllc.com

Tony Russo, Ph.D.

+1-212-845-4251

tony.russo@russopartnersllc.com

Investor Relations:

Russo Partners

Robert Flamm, Ph.D.

+1-212-845-4226

robert.flamm@russopartnersllc.com